Exhibit 10.2

PROMISSORY NOTE

$8,500,000.00	November 6, 2009
Tulsa, Oklahoma

FOR VALUE RECEIVED, the undersigned, XETA TECHNOLOGIES, INC., an Oklahoma corporation (“Borrower”), promises to pay to the order of COMMERCE BANK, N.A., a national banking association (“Lender”), at 6130 East 81st Street, Tulsa, Oklahoma 74137, or at such other place as Lender shall designate, in lawful money of the United States of America, the principal sum of Eight Million Five Hundred Thousand and no/100 Dollars ($8,500,000.00), or so much thereof as is advanced and outstanding under the “Loan” as that term is defined in that certain Loan Agreement between Borrower and Lender of even date herewith (as it may hereafter be amended or modified and in effect from time to time, the “Loan Agreement”), together with interest on the unpaid principal amount of the Loan at the rates and on the dates set forth in the Loan Agreement.  Borrower shall pay the entire unpaid principal balance of the Loan and all unpaid accrued interest under the Loan in full on the Termination Date.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement.

If any amount payable under this Note shall be due upon a day that is not a Business Day, such payment shall be due and payable on the next succeeding Business Day and interest shall accrue to such day.

This Note may be prepaid, in whole or in part, without penalty or premium, in accordance with the terms of the Loan Agreement.

All payments under this Note shall be made in legal tender of the United States of America, in immediately available funds, and no credit shall be given for any payment received by check, draft or other instrument or item until such time as Lender shall have received credit therefor from Lender’s collecting agent or, in the event no collecting agent is used, from the bank or other financial institution upon which said check, draft or other instrument or item is drawn.

This Note is secured, inter alia, by the Security Instruments.

At the option of the Lender, upon the occurrence of any Event of Default, the entire principal balance and all accrued and unpaid interest shall at once become due and payable, without presentment, demand, protest, notice of protest, notice or grace.  The failure to exercise the foregoing option upon the happening of any Event of Default shall not constitute a waiver of the right to exercise the same at any subsequent time with respect to the same Event of Default or any other Event of Default.  The acceptance by Lender of any payment hereunder which is less than the payment in full of all amounts due and payable at the time of such payment, shall not constitute a waiver of the right to exercise the foregoing option at that time or at any subsequent time or nullify any prior exercise of such option.  Further, upon an Event of Default, Lender hereof shall have the right to pursue any and all legal and equitable remedies provided by law or in the Loan Documents and Lender shall have the right to set-off against this Note any sum or sums owed by Lender to Borrower, and all collateral given to secure this Note shall be subject to enforcement under applicable law.

Borrower and any endorsers and sureties of this Note, as well as all persons to become liable hereon, jointly and severally, waive presentment for payment, notice of non-payment, demand of payment, protest, notice of protest and notice of dishonor and diligence in the collection of this Note and agree and consent that the time for payment of this Note or any payment hereunder may be extended or this Note renewed from time to time by agreement between Lender and Borrower without notice, and that after such extension or extensions, renewal or renewals, the liabilities of all parties will remain as if no extension or renewal had been had. In addition, Lender may, without notice and without releasing the liability of the Borrower or any endorsers and sureties, add or release one or more of such parties, acquire additional security or release any security in whole or in part.  Lender will not be liable for or prejudiced by failure to collect or for lack of diligence in bringing suit on this Note or any renewal or extensions hereof.

If this Note is placed in the hands of any attorney for collection, Borrower, Guarantors and any endorsers and sureties, jointly and severally, agree to pay, in addition to the unpaid principal and interest due hereon, all costs of collection, including, but not limited to, reasonable attorney’s fees and all court costs incurred.

If any provisions of this Note or the application thereof to any party or encumbrance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances shall not be affected thereby, the provisions of this Note being severable in such instance.

Any notice required or permitted hereby shall be given in accordance with the Loan Agreement.

Any reference herein to the term “Lender” shall include the Lender herein named and any subsequent holder of this Note.

This Note shall be governed by and construed in accordance with the laws of the State of Oklahoma (without regard to any conflicts of laws principles) and applicable United States federal law.

This Note may not be amended except in writing specifically intended for such purpose and executed by the party against which enforcement is sought.

XETA TECHNOLOGIES, INC.,
an Oklahoma corporation

By:	/s/ Robert B. Wagner
Robert B. Wagner, Chief Financial Officer

“Borrower”

MAKER HEREBY ACKNOWLEDGES RECEIPT OF A COPY OF THIS NOTE.